Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
J. C. Penney Company, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
KPMG LLP
Dallas, Texas
May 20, 2014